Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE
Natural Resource Partners L.P. Reports Fourth Quarter
and Full Year 2021 Results

HOUSTON, March 15, 2022 - Natural Resource Partners L.P. (NYSE:NRP) today reported fourth quarter and full year 2021 results as follows:

	For the Three Months Ended	For the Year Ended
(In thousands) (Unaudited)	December 31, 2021
Operating cash flow	$55,161	$121,804
Free cash flow (1)	55,702	122,967
Cash flow cushion (last twelve months) (1)		36,172

Net income	$55,641	$108,902
Adjusted EBITDA (1)	66,850	161,354

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
"Strong demand for metallurgical coal, thermal coal and soda ash in the fourth quarter produced one of the best quarters in terms of free cash flow generation in the Partnership’s history," stated Craig Nunez, NRP's President & Chief Operating Officer. "While COVID-19 remains a risk factor for the global economy, we expect to generate robust free cash flow in the months ahead and plan to continue using that cash to pay down debt, solidify our capital structure and maintain common unit distributions."

Mr. Nunez continued, "We also closed our first carbon sequestration transaction in the fourth quarter, receiving $13.8 million in exchange for agreeing to sequester 1.1 million tonnes of carbon dioxide ("CO2") in our West Virginia forestland. We announced our second carbon sequestration transaction earlier this quarter after granting Denbury the right to develop a world-class subsurface CO2 sequestration project on 75,000 acres of underground pore space we control in southwest Alabama, which Denbury believes has the potential to store over 300 million tonnes of CO2. We expect this project, if developed, to be the first of what will potentially be numerous subsurface carbon sequestration projects conducted on the approximately 3.5 million acres where we own the rights to sequester CO2 underground across the United States. These projects have the potential to provide important benefits to the environment and add significant value to NRP over the coming years.”

NRP's liquidity was $235.5 million at December 31, 2021, consisting of $135.5 million of cash and $100.0 million of borrowing capacity available under its revolving credit facility.

NRP redeemed at par all 19,321 of its paid-in-kind 12.0% Class A Convertible Preferred Units for $19.6 million in cash in accordance with their terms and including accrued interest. Following the redemption, no paid-in-kind preferred units remain outstanding. Additionally, NRP declared a fourth quarter 2021 cash distribution of $0.45 per common unit and a $7.5 million cash distribution on the preferred units. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the Board of Directors. The Board of Directors considers numerous factors each quarter in determining cash distributions, including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability and the level of cash reserves that the Board determines is necessary for future operating and capital needs.

Segment Performance
Mineral Rights (segment formerly named Coal Royalty and Other)
NRP has changed the name of its Coal Royalty and Other business segment to Mineral Rights. This name change highlights NRP’s vast mineral ownership interests as well as its intensifying focus to leverage the Partnership's asset footprint across the United States, including subsurface carbon sequestration rights, to become a key player in the transitional energy economy for the years to come. There has been no change to the composition of this reportable business segment or the structure of NRP's internal organization in connection with this name change.
Mineral Rights net income for the fourth quarter and full year of 2021 increased $38.1 million and $183.6 million, respectively, as compared to the prior year periods. Free cash flow for the fourth quarter and full year of 2021 increased $34.1 million and $35.1 million, respectively, as compared to the prior year periods. These increases were primarily due to stronger metallurgical coal demand and pricing in 2021 and $13.8 million of cash received in the fourth quarter of 2021 from the forestland carbon sequestration transaction. In addition, full year 2021 net income improved due to $130.8 million of higher asset impairments recorded in 2020. Approximately 75% of coal royalty revenues and approximately 55% of coal royalty sales volumes were derived from metallurgical coal in the fourth quarter of 2021.
Metallurgical coal markets have rebounded significantly from the lows seen in 2020 to record high pricing and the outlook remains strong as steel demand driven by global economic recovery is more than offsetting challenges related to the COVID-19 pandemic. Domestic and export thermal coal markets have also significantly improved from the lows seen in 2020, however NRP did not have meaningful sensitivity to thermal coal price movements in 2021 since the substantial majority of NRP's thermal cash flows were fixed pursuant to a contract with Foresight Energy that went into effect as it emerged from bankruptcy in 2020. That contract expired at the end of 2021 and NRP began receiving traditional royalty payments in January 2022. While NRP may benefit from improved thermal coal demand and pricing in the near term, thermal coal markets still face the long-term challenges presented by competition from natural gas and the secular shift to renewable energy.
In addition, NRP continues to identify alternative revenue sources across its large portfolio of land, mineral and timber assets. The types of opportunities include the sequestration of carbon dioxide underground and in standing forests, and the generation of electricity using geothermal, solar and wind energy. While the timing and likelihood of additional cash flows being realized from further activities is uncertain, NRP believes its large ownership footprint throughout the United States will provide additional opportunities to create value in this regard with minimal capital investment.
Soda Ash
In December, a publicly-traded Turkish conglomerate, Sisecam, acquired a majority stake in the managing partner of Sisecam Wyoming LLC, the business formerly known as Ciner Wyoming LLC. Sisecam brings extensive experience and knowledge to NRP's soda ash partnership given its soda ash operating experience in Turkey, Bulgaria and Europe, as well as its container and flat glass manufacturing around the world. NRP looks forward to working with Sisecam to build on the significant value realized by the soda ash partnership with the Ciner Group, which continues to own a minority stake in the partnership.
Soda ash net income in the fourth quarter and full year of 2021 increased $5.1 million and $11.2 million, respectively, as compared to the prior year period as demand and pricing for soda ash continues to improve globally from the lows caused by the COVID-19 pandemic. As a result of the soda ash segment's improved performance, Sisecam Wyoming reinstated regular quarterly cash distributions in the fourth quarter of 2021, which were previously suspended since the third quarter of 2020. Accordingly, free cash flow in the fourth quarter of 2021 increased $7.3 million as compared to the prior year period, but decreased $2.9 million for the full year of 2021 as compared to the prior year due to the regular quarterly cash distributions being suspended until the fourth quarter of 2021.
Corporate and Financing
Corporate and financing costs in the fourth quarter and full year of 2021 increased by $2.2 million and $1.0 million, respectively, as compared to the prior year periods, primarily due to an increase in incentive compensation as a result of significantly improved operating results in 2021, partially offset by lower interest expense as a result of less debt outstanding. Free cash flow in the fourth quarter and full year of 2021 improved $0.4 million and $2.1 million, respectively, as compared to prior year periods primarily due to lower cash paid for interest as a result of less debt outstanding in 2021.

As noted earlier, NRP declared a fourth quarter 2021 cash distribution of $0.45 per common unit of NRP and a $7.5 million cash distribution on the preferred units. NRP's consolidated leverage ratio fell from 4.6x at December 31, 2020 to 2.7x at December 31, 2021 and expects its leverage ratio to continue to decline for the foreseeable future.

Conference Call
A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://conferencingportals.com/event/kfJdSHYP. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full call we suggest registering at least 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the Partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the effects of the global COVID-19 pandemic; future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees, including Foresight Energy; Ciner Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment, net income attributable to non-controlling interest and gain on reserve swap; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.
“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.
“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures, cash flow used in acquisition costs classified as investing or financing activities and distributions to non-controlling interest. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Cash flow cushion" is a non-GAAP financial measure that we define as free cash flow less one-time beneficial items, mandatory Opco debt repayments, preferred unit distributions and redemption of PIK units, common unit distributions and warrant cash settlements. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.
"Return on capital employed" or "ROCE" is a non-GAAP financial measure that we define as net income (loss) operations plus financing costs (interest expense plus loss on extinguishment of debt) divided by the sum of equity excluding equity of discontinued operations, and debt. Return on capital employed should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. Return on capital employed is a supplemental performance measure used by our management team that measures our profitability and efficiency with which our capital is employed. The measure provides an indication of operating performance before the impact of leverage in the capital structure.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income (Loss)

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per unit data)	2021	2020	2021	2021	2020
Revenues and other income
Royalty and other mineral rights	$70,774	$31,327	$47,884	$185,196	$120,166
Transportation and processing services	2,507	2,194	2,171	9,052	8,845
Equity in earnings of Sisecam Wyoming	10,625	5,528	6,672	21,871	10,728
Gain on asset sales and disposals	2	116	68	245	581
Total revenues and other income	$83,908	$39,165	$56,795	$216,364	$140,320

Operating expenses
Operating and maintenance expenses	$7,973	$5,595	$8,354	$27,049	$24,795
Depreciation, depletion and amortization	3,930	3,013	5,182	19,075	9,198
General and administrative expenses	5,810	3,125	4,052	17,360	14,293
Asset impairments	986	2,668	57	5,102	135,885
Total operating expenses	$18,699	$14,401	$17,645	$68,586	$184,171

Income (loss) from operations	$65,209	$24,764	$39,150	$147,778	$(43,851)

Interest expense, net	$(9,568)	$(10,077)	$(9,652)	$(38,876)	$(40,968)

Net income (loss)	$55,641	$14,687	$29,498	$108,902	$(84,819)
Less: income attributable to preferred unitholders	(8,079)	(7,612)	(7,961)	(31,609)	(30,225)
Net income (loss) attributable to common unitholders and the general partner	$47,562	$7,075	$21,537	$77,293	$(115,044)

Net income (loss) attributable to common unitholders	$46,611	$6,934	$21,106	$75,747	$(112,743)
Net income (loss) attributable to the general partner	951	141	431	1,546	(2,301)

Net income (loss) per common unit
Basic	$3.77	$0.57	$1.71	$6.14	$(9.20)
Diluted	2.42	0.56	1.10	4.81	(9.20)

Net income (loss)	$55,641	$14,687	$29,498	$108,902	$(84,819)
Comprehensive income (loss) from unconsolidated investment and other	(4,580)	152	4,204	2,889	2,916
Comprehensive income (loss)	$51,061	$14,839	$33,702	$111,791	$(81,903)

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2021	2020	2021	2021	2020
Cash flows from operating activities
Net income (loss)	$55,641	$14,687	$29,498	$108,902	$(84,819)
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	3,930	3,013	5,182	19,075	9,198
Distributions from unconsolidated investment	7,350	—	—	11,270	14,210
Equity earnings from unconsolidated investment	(10,625)	(5,528)	(6,672)	(21,871)	(10,728)
Gain on asset sales and disposals	(2)	(116)	(68)	(245)	(581)
Asset impairments	986	2,668	57	5,102	135,885
Bad debt expense	857	86	2,069	2,572	4,001
Unit-based compensation expense	1,202	1,004	1,118	4,039	3,570
Amortization of debt issuance costs and other	366	832	653	2,265	1,323
Change in operating assets and liabilities:
Accounts receivable	(2,083)	4,859	(9,163)	(14,415)	12,853
Accounts payable	481	14	182	570	207
Accrued liabilities	3,859	780	357	3,020	(2,205)
Accrued interest	(7,472)	(7,559)	7,262	(501)	(602)
Deferred revenue	2,428	(461)	(2,652)	307	9,733
Other items, net	(1,757)	(1,124)	2,236	1,714	(4,477)
Net cash provided by operating activities of continuing operations	$55,161	$13,155	$30,059	$121,804	$87,568
Net cash provided by operating activities of discontinued operations	—	—	—	—	1,706
Net cash provided by operating activities	$55,161	$13,155	$30,059	$121,804	$89,274

Cash flows from investing activities
Proceeds from asset sales and disposals	$—	$116	$74	$249	$623
Return of long-term contract receivable	541	660	540	2,163	2,122
Acquisition of non-controlling interest in BRP	—	—	—	—	(1,000)
Net cash provided by investing activities of continuing operations	$541	$776	$614	$2,412	$1,745
Net cash provided by (used in) investing activities of discontinued operations	—	1	—	—	(65)
Net cash provided by investing activities	$541	$777	$614	$2,412	$1,680

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows - Continued

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2021	2020	2021	2021	2020
Cash flows from financing activities
Debt repayments	$(20,335)	$(20,335)	$—	$(39,396)	$(46,176)
Distributions to common unitholders and the general partner	(5,672)	(5,630)	(5,671)	(22,645)	(16,890)
Distributions to preferred unitholders	(3,980)	(3,750)	(3,921)	(15,571)	(26,363)
Warrant settlement	(9,183)	—	—	(9,183)	—
Contributions from discontinued operations	—	1	—	—	1,641
Acquisition of non-controlling interest in BRP	—	—	—	(1,000)	—
Other items	(1)	—	—	(691)	—
Net cash used in financing activities of continuing operations	$(39,171)	$(29,714)	$(9,592)	$(88,486)	$(87,788)
Net cash used in financing activities of discontinued operations	—	(1)	—	—	(1,641)
Net cash used in financing activities	$(39,171)	$(29,715)	$(9,592)	$(88,486)	$(89,429)

Net increase (decrease) in cash and cash equivalents	$16,531	$(15,783)	$21,081	$35,730	$1,525
Cash and cash equivalents at beginning of period	118,989	115,573	97,908	99,790	98,265
Cash and cash equivalents at end of period	$135,520	$99,790	$118,989	$135,520	$99,790

Supplemental cash flow information:
Cash paid for interest	$16,549	$17,118	$1,898	$37,378	$39,830
Non-cash investing and financing activities:
Plant, equipment, mineral rights and other funded with accounts payable or accrued liabilities	$—	$23	$—	$—	$970
Preferred unit distributions paid-in-kind	3,980	3,750	3,921	15,571	3,750

Natural Resource Partners L.P.
Financial Tables

Consolidated Balance Sheets

	December 31,
(In thousands, except unit data)	2021	2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$135,520	$99,790
Accounts receivable, net	24,538	12,322
Other current assets, net	2,723	5,080
Total current assets	$162,781	$117,192
Land	24,008	24,008
Mineral rights, net	437,697	460,373
Intangible assets, net	16,130	17,459
Equity in unconsolidated investment	276,004	262,514
Long-term contract receivable, net	31,371	33,264
Other long-term assets, net	5,832	7,067
Total assets	$953,823	$921,877
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,956	$1,385
Accrued liabilities	10,297	7,733
Accrued interest	1,213	1,714
Current portion of deferred revenue	11,817	11,485
Current portion of long-term debt, net	39,102	39,055
Total current liabilities	$64,385	$61,372
Deferred revenue	50,045	50,069
Long-term debt, net	394,443	432,444
Other non-current liabilities	5,018	5,131
Total liabilities	$513,891	$549,016
Commitments and contingencies
Class A Convertible Preferred Units (269,321 and 253,750 units issued and outstanding at December 31, 2021 and 2020, respectively, at $1,000 par value per unit; liquidation preference of $1,850 per unit and $1,700 per unit at December 31, 2021 and 2020, respectively)	$183,908	$168,337
Partners’ capital:
Common unitholders’ interest (12,351,306 and 12,261,199 units issued and outstanding at December 30, 2021 and 2020, respectively)	$203,062	$136,927
General partner’s interest	1,787	459
Warrant holders' interest	47,964	66,816
Accumulated other comprehensive income	3,211	322
Total partners’ capital	$256,024	$204,524
Total liabilities and capital	$953,823	$921,877

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital
	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Income (Loss)	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2019	12,261	$271,471	$3,270	$66,816	$(2,594)	$338,963	$(2,935)	$336,028
Cumulative effect of adoption of accounting standard	—	(3,833)	(78)	—	—	(3,911)	$—	(3,911)
Net loss (1)	—	(83,123)	(1,696)	—	—	(84,819)	—	(84,819)
Distributions to common unitholders and the general partner	—	(16,552)	(338)	—	—	(16,890)	—	(16,890)
Distributions to preferred unitholders	—	(29,511)	(602)	—	—	(30,113)	—	(30,113)
Acquisition of non-controlling interest in BRP	—	(4,747)	(97)	—	—	(4,844)	2,935	(1,909)
Unit-based awards amortization and vesting	—	3,222	—	—	—	3,222	—	3,222
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,916	2,916	—	2,916
Balance at December 31, 2020	12,261	$136,927	$459	$66,816	$322	$204,524	$—	$204,524
Net income (2)	—	106,724	2,178	—	—	108,902	—	108,902
Distributions to common unitholders and the general partner	—	(22,192)	(453)	—	—	(22,645)	—	(22,645)
Distributions to preferred unitholders	—	(30,519)	(623)	—	—	(31,142)	—	(31,142)
Issuance of unit-based awards	90	—	—	—	—	—	—	—
Unit-based awards amortization and vesting	—	2,647	—	—	—	2,647	—	2,647
Capital contribution	—	—	32	—	—	32	—	32
Warrant settlement	—	9,475	194	(18,852)	—	(9,183)	—	(9,183)
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,889	2,889	—	2,889
Balance at December 31, 2021	12,351	$203,062	$1,787	$47,964	$3,211	$256,024	$—	$256,024

(1)Net loss includes $30.2 million of income attributable to preferred unitholders that accumulated during the period, of which $29.6 million is allocated to the common unitholders and $0.6 million is allocated to the general partner.
(2)Net income includes $31.6 million of income attributable to preferred unitholders that accumulated during the period, of which $31.0 million is allocated to the common unitholders and $0.6 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following tables present NRP's unaudited business results by segment for the three months ended December 31, 2021 and 2020 and September 30, 2021:

	Operating Segments
	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended December 31, 2021
Revenues	$73,281	$10,625	$—	$83,906
Gain on asset sales and disposals	2	—	—	2
Total revenues and other income	$73,283	$10,625	$—	$83,908
Asset impairments	$986	$—	$—	$986
Net income (loss)	$60,432	$10,587	$(15,378)	$55,641
Adjusted EBITDA (1)	$65,348	$7,312	$(5,810)	$66,850
Cash flow provided by (used in) continuing operations:
Operating activities	$67,887	$7,289	$(20,015)	$55,161
Investing activities	$541	$—	$—	$541
Financing activities	$—	$—	$(39,171)	$(39,171)
Distributable cash flow (1)	$68,428	$7,289	$(20,015)	$55,702
Free cash flow (1)	$68,428	$7,289	$(20,015)	$55,702

For the Three Months Ended December 31, 2020
Revenues	$33,521	$5,528	$—	$39,049
Gain on asset sales and disposals	116	—	—	116
Total revenues and other income	$33,637	$5,528	$—	$39,165
Asset impairments	$2,668	$—	$—	$2,668
Net income (loss)	$22,382	$5,484	$(13,179)	$14,687
Adjusted EBITDA (1)	$28,086	$(44)	$(3,125)	$24,917
Cash flow provided by (used in) continuing operations:
Operating activities	$33,655	$(54)	$(20,446)	$13,155
Investing activities	$776	$—	$—	$776
Financing activities	$—	$—	$(29,714)	$(29,714)
Distributable cash flow (1) (2)	$34,431	$(54)	$(20,446)	$13,932
Free cash flow (1)	$34,315	$(54)	$(20,446)	$13,815

For the Three Months Ended September 30, 2021
Revenues	$50,055	$6,672	$—	$56,727
Gain on asset sales and disposals	68	—	—	68
Total revenues and other income	$50,123	$6,672	$—	$56,795
Asset impairments	$57	$—	$—	$57
Net income (loss)	$36,606	$6,596	$(13,704)	$29,498
Adjusted EBITDA (1)	$41,845	$(76)	$(4,052)	$37,717
Cash flow provided by (used in) continuing operations:
Operating activities	$33,968	$(36)	$(3,873)	$30,059
Investing activities	$614	$—	$—	$614
Financing activities	$—	$—	$(9,592)	$(9,592)
Distributable cash flow (1)	$34,582	$(36)	$(3,873)	$30,673
Free cash flow (1)	$34,508	$(36)	$(3,873)	$30,599

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
(2)Includes net proceeds from the sale of the construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following table presents NRP's unaudited business results by segment for the year ended December 31, 2021 and 2020:

	Operating Segments
	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Year Ended December 31, 2021
Revenues	$194,248	$21,871	$—	$216,119
Gain on asset sales and disposals	245	—	—	245
Total revenues and other income	$194,493	$21,871	$—	$216,364
Asset impairments	$5,102	$—	$—	$5,102
Net income (loss)	$143,412	$21,702	$(56,212)	$108,902
Adjusted EBITDA (1)	$167,613	$11,101	$(17,360)	$161,354
Cash flow provided by (used in) continuing operations:
Operating activities	$159,845	$11,106	$(49,147)	$121,804
Investing activities	$2,412	$—	$—	$2,412
Financing activities	$(1,132)	$—	$(87,354)	$(88,486)
Distributable cash flow (1)	$162,257	$11,106	$(49,147)	$124,216
Free cash flow (1)	$161,008	$11,106	$(49,147)	$122,967

For the Year Ended December 31, 2020
Revenues	$129,011	$10,728	$—	$139,739
Gain on asset sales and disposals	581	—	—	581
Total revenues and other income	$129,592	$10,728	$—	$140,320
Asset impairments	$135,885	$—	$—	$135,885
Net income (loss)	$(40,180)	$10,543	$(55,182)	$(84,819)
Adjusted EBITDA (1)	$104,982	$14,025	$(14,293)	$104,714
Cash flow provided by (used in) continuing operations:
Operating activities	$124,737	$14,037	$(51,206)	$87,568
Investing activities	$1,745	$—	$—	$1,745
Financing activities	$—	$—	$(87,788)	$(87,788)
Distributable cash flow (1) (2)	$127,482	$14,037	$(51,206)	$90,248
Free cash flow (1)	$125,859	$14,037	$(51,206)	$88,690

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
(2)Includes net proceeds from the sale of the construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per ton data)	2021	2020	2021	2021	2020
Coal sales volumes (tons)
Appalachia
Northern	388	131	422	1,335	647
Central	3,455	2,468	3,199	12,279	10,111
Southern	513	69	642	1,571	889
Total Appalachia	4,356	2,668	4,263	15,185	11,647
Illinois Basin	1,401	1,540	2,689	9,388	3,381
Northern Powder River Basin	860	506	1,047	3,151	1,738
Gulf Coast	42	—	13	55	—
Total coal sales volumes	6,659	4,714	8,012	27,779	16,766
Coal royalty revenue per ton
Appalachia
Northern	$8.81	$2.92	$7.18	$6.51	$2.36
Central	7.77	3.84	5.74	5.71	4.17
Southern	7.73	5.28	11.61	9.14	4.75
Illinois Basin	2.05	2.21	2.33	2.12	2.36
Northern Powder River Basin	3.41	3.11	3.71	3.54	3.50
Gulf Coast	0.62	—	0.54	0.60	—
Combined average coal royalty revenue per ton	6.01	3.23	4.87	4.47	3.70
Coal royalty revenues
Appalachia
Northern	$3,419	$383	$3,031	$8,691	$1,526
Central	26,841	9,481	18,357	70,149	42,207
Southern	3,965	364	7,452	14,355	4,221
Total Appalachia	34,225	10,228	28,840	93,195	47,954
Illinois Basin	2,873	3,403	6,261	19,917	7,973
Northern Powder River Basin	2,929	1,576	3,881	11,151	6,086
Gulf Coast	26	—	7	33	—
Unadjusted coal royalty revenues	40,053	15,207	38,989	124,296	62,013
Coal royalty adjustment for minimum leases	(2,059)	(3,898)	(6,557)	(20,207)	(10,145)
Total coal royalty revenues	$37,994	$11,309	$32,432	$104,089	$51,868
Other revenues
Production lease minimum revenues	$4,028	$8,195	$3,235	$14,269	$21,749
Minimum lease straight-line revenues	4,791	4,447	4,808	20,564	16,796
Forest CO2 sequestration revenues	13,790	—	—	13,790	—
Wheelage revenues	4,476	1,557	1,964	10,065	7,025
Property tax revenues	1,506	1,530	1,466	6,028	5,786
Coal overriding royalty revenues	775	1,658	757	4,367	4,977
Lease amendment revenues	1,537	859	1,519	4,696	3,450
Aggregates royalty revenues	550	649	429	1,889	1,717
Oil and gas royalty revenues	1,086	893	1,154	4,506	5,816
Other revenues	241	230	120	933	982
Total other revenues	$32,780	$20,018	$15,452	$81,107	$68,298
Royalty and other mineral rights	$70,774	$31,327	$47,884	$185,196	$120,166
Transportation and processing services revenues	2,507	2,194	2,171	9,052	8,845
Gain on asset sales and disposals	2	116	68	245	581
Total Mineral Rights segment revenues and other income	$73,283	$33,637	$50,123	$194,493	$129,592

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Adjusted EBITDA

	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended December 31, 2021
Net income (loss)	$60,432	$10,587	$(15,378)	$55,641
Less: equity earnings from unconsolidated investment	—	(10,625)	—	(10,625)
Add: total distributions from unconsolidated investment	—	7,350	—	7,350
Add: interest expense, net	—	—	9,568	9,568
Add: depreciation, depletion and amortization	3,930	—	—	3,930
Add: asset impairments	986	—	—	986
Adjusted EBITDA	$65,348	$7,312	$(5,810)	$66,850

For the Three Months Ended December 31, 2020
Net income (loss)	$22,382	$5,484	$(13,179)	$14,687
Less: equity earnings from unconsolidated investment	—	(5,528)	—	(5,528)
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	23	—	10,054	10,077
Add: depreciation, depletion and amortization	3,013	—	—	3,013
Add: asset impairments	2,668	—	—	2,668
Adjusted EBITDA	$28,086	$(44)	$(3,125)	$24,917

For the Three Months Ended September 30, 2021
Net income (loss)	$36,606	$6,596	(13,704)	$29,498
Less: equity earnings from unconsolidated investment	—	(6,672)	—	(6,672)
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	—	—	9,652	9,652
Add: depreciation, depletion and amortization	5,182	—	—	5,182
Add: asset impairments	57	—	—	57
Adjusted EBITDA	$41,845	$(76)	$(4,052)	$37,717

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Year Ended December 31, 2021
Net income (loss)	$143,412	$21,702	$(56,212)	$108,902
Less: equity earnings from unconsolidated investment	—	(21,871)	—	(21,871)
Add: total distributions from unconsolidated investment	—	11,270	—	11,270
Add: interest expense, net	24	—	38,852	38,876
Add: depreciation, depletion and amortization	19,075	—	—	19,075
Add: asset impairments	5,102	—	—	5,102
Adjusted EBITDA	$167,613	$11,101	$(17,360)	$161,354

For the Year Ended December 31, 2020
Net income (loss)	$(40,180)	$10,543	$(55,182)	$(84,819)
Less: equity earnings from unconsolidated investment	—	(10,728)	—	(10,728)
Add: total distributions from unconsolidated investment	—	14,210	—	14,210
Add: interest expense, net	79	—	40,889	40,968
Add: depreciation, depletion and amortization	9,198	—	—	9,198
Add: asset impairments	135,885	—	—	135,885
Adjusted EBITDA	$104,982	$14,025	$(14,293)	$104,714

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended December 31, 2021
Net cash provided by (used in) operating activities of continuing operations	$67,887	$7,289	$(20,015)	$55,161
Add: proceeds from asset sales and disposals	—	—	—	—
Add: return of long-term contract receivable	541	—	—	541
Distributable cash flow	$68,428	$7,289	$(20,015)	$55,702
Less: proceeds from asset sales and disposals	—	—	—	—
Less: proceeds from sale of discontinued operations	—	—	—	—
Less: acquisition costs	—	—	—	—
Free cash flow	$68,428	$7,289	$(20,015)	$55,702

Net cash provided by investing activities	$541	$—	$—	$541
Net cash used in financing activities	—	—	(39,171)	(39,171)

For the Three Months Ended December 31, 2020
Net cash provided by (used in) operating activities of continuing operations	$33,655	$(54)	$(20,446)	$13,155
Add: proceeds from asset sales and disposals	116	—	—	116
Add: proceeds from sale of discontinued operations	—	—	—	1
Add: return of long-term contract receivable	660	—	—	660
Distributable cash flow	$34,431	$(54)	$(20,446)	$13,932
Less: proceeds from asset sales and disposals	(116)	—	—	(116)
Less: proceeds from sale of discontinued operations	—	—	—	(1)
Less: acquisition costs	—	—	—	—
Free cash flow	$34,315	$(54)	$(20,446)	$13,815

Net cash provided by investing activities	$776	$—	$—	$776
Net cash used in financing activities	—	—	(29,714)	(29,714)

For the Three Months Ended September 30, 2021
Net cash provided by (used in) operating activities of continuing operations	$33,968	$(36)	$(3,873)	$30,059
Add: proceeds from asset sales and disposals	74	—	—	74
Add: return of long-term contract receivable	540	—	—	540
Distributable cash flow	$34,582	$(36)	$(3,873)	$30,673
Less: proceeds from asset sales and disposals	(74)	—	—	(74)
Less: proceeds from sale of discontinued operations	—	—	—	—
Less: acquisition costs	—	—	—	—
Free cash flow	$34,508	$(36)	$(3,873)	$30,599

Net cash provided by investing activities	$614	$—	$—	$614
Net cash used in financing activities	—	—	(9,592)	(9,592)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Year Ended December 31, 2021
Net cash provided by (used in) operating activities of continuing operations	$159,845	$11,106	$(49,147)	$121,804
Add: proceeds from asset sales and disposals	249	—	—	249
Add: proceeds from sale of discontinued operations	—	—	—	—
Add: return of long-term contract receivable	2,163	—	—	2,163
Distributable cash flow	$162,257	$11,106	$(49,147)	$124,216
Less: proceeds from asset sales and disposals	(249)	—	—	(249)
Less: proceeds from sale of discontinued operations	—	—	—	—
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$161,008	$11,106	$(49,147)	$122,967

Net cash provided by investing activities	$2,412	$—	$—	$2,412
Net cash used in financing activities	(1,132)	—	(87,354)	(88,486)

For the Year Ended December 31, 2020
Net cash provided by (used in) operating activities of continuing operations	$124,737	$14,037	$(51,206)	$87,568
Add: proceeds from asset sales and disposals	623	—	—	623
Add: proceeds from sale of discontinued operations	—	—	—	(65)
Add: return of long-term contract receivable	2,122	—	—	2,122
Distributable cash flow	$127,482	$14,037	$(51,206)	$90,248
Less: proceeds from asset sales and disposals	(623)	—	—	(623)
Less: proceeds from sale of discontinued operations	—	—	—	65
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$125,859	$14,037	$(51,206)	$88,690

Net cash provided by investing activities	$1,745	$—	$—	$1,745
Net cash used in financing activities	—	—	(87,788)	(87,788)

Cash Flow Cushion
	For the Year Ended December 31,
(In thousands)	2021	2020
Free cash flow	$122,967	$88,690
Less: mandatory Opco debt repayments	(39,396)	(46,176)
Less: preferred unit distributions	(15,571)	(26,363)
Less: common unit distributions	(22,645)	(16,890)
Less: warrant cash settlement	(9,183)	—
Cash flow cushion	$36,172	$(739)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Leverage Ratio

(In thousands)	For the Year Ended December 31, 2021
Adjusted EBITDA	$161,354
Debt—at December 31, 2021	$438,484
Leverage Ratio (1)	2.7	x

(1)Leverage Ratio is calculated as the outstanding principal of NRP's debt as of December 31, 2021 divided by the last twelve months' Adjusted EBITDA. Note that Adjusted EBITDA under the indenture governing NRP's 2025 parent company notes may be different than the amount shown above. However, NRP's last twelve months Leverage ratio as of December 31, 2021, was 2.7x as calculated under the indenture governing NRP's 2025 parent company notes.

Return on Capital Employed ("ROCE")
	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
LTM Ended December 31, 2021
Net income (loss)	$143,412	$21,702	$(56,212)	$108,902
Financing costs	30	—	38,908	38,938
Return	$143,442	$21,702	$(17,304)	$147,840

As of December 31, 2020
Total assets	$656,505	$262,514	$2,858	$921,877
Less: total current liabilities excluding current debt, net	(17,957)	(12)	(4,348)	(22,317)
Less: total long-term liabilities excluding long-term debt, net	(54,640)	—	(560)	(55,200)
Capital employed	$583,908	$262,502	$(2,050)	$844,360

Total partners' capital	$583,908	$262,502	$(641,886)	$204,524
Class A convertible preferred units	—	—	168,337	168,337
Debt, net	—	—	471,499	471,499
Capital employed	$583,908	$262,502	$(2,050)	$844,360

ROCE	24.6%	8.3%	N/A	17.5%

Excluding asset impairments:
Return	$143,442	$21,702	$(17,304)	$147,840
Add: asset impairments	5,102	—	—	5,102
Return excluding asset impairments	$148,544	$21,702	$(17,304)	$152,942

ROCE excluding asset impairments	25.4%	8.3%	N/A	18.1%

-end-